SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 1, 1998
                                                           --------------



                           SPARTA SURGICAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                  1-11047                 22-2870438
   ---------------------------     ---------------        ------------------
  (State or other jurisdiction    (Commission File           (IRS Employer
      of incorporation)                Number)            Identification No.)



                              Bernal Corporate Park
                           7068 Koll Center Parkway,
                              Pleasanton, CA 94566
                -------------------------------------------------
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (510) 417-8812
                                                            -------------

                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS
        ------------

     On February 23, 1998, the Nasdaq Stock Market materially increased the financial and other criteria necessary to qualify for continued listing on the Nasdaq National and SmallCap Markets. As of that date the Registrant was not in compliance with any of the new net tangible, market capitalization or net income requirements for continued listing on the Nasdaq SmallCap Market. On February 25, 1998, the Nasdaq Stock Market, Inc. notified the Registrant that the Registrant's securities would be delisted from the Nasdaq SmallCap Market effective with the close of business on March 4, 1998. The Registrant appealed Nasdaq's decision and a hearing has been set for April 9, 1998. No assurance can be given that the registrant's appeal will be successful. If the Registrant's appeal is unsuccessful, its securities will be delisted from the Nasdaq SmallCap Market soon after April 9, 1998 with no additional notice to the Registrant. Trading, if any, in the Registrant's securities would thereafter be conducted in the OTC Bulletin Board which could substantially reduce the market for the Registrant's securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SPARTA SURGICAL CORPORATION
                                     (Registrant)



                                     By:  /s/  Thomas F. Reiner
                                         --------------------------------------
                                         Thomas F. Reiner, Chairman of
                                          the Board, President & CEO


Dated:  April 1, 1998